NEWS RELEASE

Par Pacific Holdings Reports Strong Third Quarter 2015 Results

•	Net Income of $14.7 million, or $0.39 per diluted share

•	Adjusted Net Income of $23.8 million, or $0.64 per diluted share

•	Adjusted EBITDA of $34.3 million

HOUSTON, November 4, 2015 – Par Pacific Holdings, Inc. (NYSE MKT: PARR) (“Par Pacific” or the “Company”) today reported results for its third quarter 2015. Net income was $14.7 million, or $0.39 per diluted share, in the third quarter 2015 compared to a net loss of $39.5 million, or $(1.19) per share in the third quarter of 2014. During the third quarter, the Company's Adjusted Net Income was $23.8 million, or $0.64 per diluted share. Adjusted EBITDA for the third quarter was $34.3 million compared to an Adjusted EBITDA loss of $28.4 million in the third quarter of last year. (See the accompanying Non-GAAP reconciliation tables at the end of this news release.)

William Pate, Par Pacific’s President and CEO, said, “We delivered strong Adjusted EBITDA in the third quarter driven by solid execution across the board and a falling crude price environment. Continued feedstock flexibility with strong refinery performance produced a balanced product yield and sales profile. The successful integration of Mid Pac drove strong retail performance, as we continue to improve the synergies throughout our operations."

Refining gross margin was approximately $72.5 million in the third quarter of 2015, an increase of $62.1 million compared to $10.4 million for the third quarter in 2014. The increase was partially attributed to falling crude prices and an improved capture rate at a mid-cycle margin environment. Third quarter 2015 refining throughput was 74 thousand barrels per day, and the Company anticipates refinery throughput of approximately 80 thousand barrels per day in the fourth quarter 2015.

Net cash from operations totaled $144.3 million for the first nine months of 2015. The Company reported net debt repayments of $29.2 million for this nine-month period. At September 30, 2015, Par Pacific’s cash balance totaled $101.8 million, long term debt totaled $169.6 million and total liquidity was $152.7 million.

Capital expenditures, excluding acquisitions, totaled approximately $15.9 million year-to-date. In addition, Par Pacific invested an additional $28.0 million in Laramie Energy and $64.4 million (not including advance deposit of $10.0 million paid in 2014) for the acquisition of Mid Pac.

Pate continued, "This is a very attractive time to be in the energy and infrastructure space, which provides ample opportunities for development and expansion. We are pleased with the third quarter performance of our business units. Going forward, our focus will continue to be on crisp business execution and sustained internal and acquisition-oriented growth.

Conference Call Information

A conference call is scheduled for Thursday, November 5, 2015 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-877-404-9648 inside the U.S. or 1-412-902-0030 outside the U.S. and ask for the Par Pacific call. The webcast may be accessed online through the company's website at http://www.parpacific.com on the Investor Relations page. Please log on at least 10 minutes early to register. A telephone replay will be available through November 19, 2015 and may be accessible by calling 1-877-660-6853 inside the U.S. or 1-201-612-7415 outside the U.S. and using the conference ID 13620269#. A webcast archive will also be available at http://www.parpacific.com shortly after the call and will be accessible for approximately 90 days.

About Par Pacific Holdings

Par Pacific Holdings, Inc., headquartered in Houston, Texas, is a growth-oriented company that manages and maintains interests in energy related assets. Par Pacific, through its subsidiaries, owns and operates a 94 Mbpd refinery with related logistics and retail network in Hawaii. Par Pacific also transports, markets and distributes crude oil from Western U.S. and Canada to refining hubs in the Midwest, Gulf Coast, East Coast and to Hawaii. In addition, Par Pacific owns an equity investment in Piceance Energy, LLC dba Laramie Energy Company, which has natural gas production and reserves located in the Piceance Basin of Colorado.

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about expected market conditions; expected refinery throughput; anticipated capital expenditures; our ability to identify and achieve integration synergies; our ability to identify and successfully pursue growth opportunities, including potential investment opportunities; and other risks and uncertainties detailed in Par Pacific’s Annual Report on Form 10-K for the year ended December 31, 2014 and any other documents that Par Pacific filed with the Securities and Exchange Commission (SEC). Additionally, forward looking statements are subject to certain risks, trends, and uncertainties, such as changes to financial condition and liquidity; the volatility of crude oil and refined product prices; operating disruptions at the refinery resulting from unplanned maintenance events; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

Contact:
Christine Thorp
Director, Investor Relations & Public Affairs
(832) 916-3396
cthorp@parpacific.com

Consolidated Statements of Operations
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues
Refining and distribution revenues	$403,165	$736,284	$1,352,724	$2,118,023
Retail revenues	81,434	62,929	209,091	174,179
Commodity marketing and logistics revenues	10,904	53,406	58,873	102,384
Natural gas and oil revenues	—	1,667	2,185	5,083
Total operating revenues	495,503	854,286	1,622,873	2,399,669
Operating expenses
Cost of revenues	405,153	830,438	1,387,690	2,322,788
Operating expense, excluding depreciation, depletion and amortization expense	38,047	42,729	102,798	109,897
Lease operating expense	1,575	1,204	4,614	3,963
Depreciation, depletion and amortization	4,596	3,918	12,852	10,269
Impairment expense	9,639	—	9,639	—
Loss on sale of assets, net	—	624	—	624
General and administrative expense	9,939	8,115	31,878	18,782
Acquisition and integration expense	280	3,856	1,811	9,126
Total operating expenses	469,229	890,884	1,551,282	2,475,449
Operating income (loss)	26,274	(36,598)	71,591	(75,780)
Other income (expense)
Interest expense and financing costs, net	(4,387)	(7,076)	(15,769)	(13,980)
Loss on termination of financing agreements	—	—	(19,229)	—
Other income (expense), net	(45)	(164)	(199)	(304)
Change in value of common stock warrants	(1,023)	2,401	(2,732)	4,118
Change in value of contingent consideration	(4,255)	996	(18,679)	5,758
Equity earnings (losses) from Laramie Energy Company	(1,355)	835	(6,131)	1,374
Total other income (expense), net	(11,065)	(3,008)	(62,739)	(3,034)
Income (loss) before income taxes	15,209	(39,606)	8,852	(78,814)
Income tax benefit (expense)	(469)	150	18,073	113
Net income (loss)	$14,740	$(39,456)	$26,925	$(78,701)

Consolidated Adjusted Net Income (Loss) and Adjusted EBITDA
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$14,740	$(39,456)	$26,925	$(78,701)
Adjustments to Net income (loss):
Inventory valuation adjustment	(13,390)	—	(13,390)	—
Loss on sale of assets, net	—	624	—	624
Unrealized loss (gain) on derivatives	4,360		4,786
Lower of cost or market adjustment	2,628	—	493
Acquisition and integration expense	280	3,856	1,811	9,126
Change in value of common stock warrants	1,023	(2,401)	2,732	(4,118)
Change in value of contingent consideration	4,255	(996)	18,679	(5,758)
Impairment expense	9,639	—	9,639	—
Loss on termination of financing agreements	—	—	19,229	—
Release of valuation allowance due to Mid Pac acquisition	295		(18,290)
Adjusted Net Income (Loss)	$23,830	$(38,373)	$52,614	$(78,827)
Depreciation, depletion and amortization	4,596	3,918	12,852	10,269
Interest expense and financing costs, net	4,387	7,076	15,769	13,980
Equity earnings (losses) from Laramie Energy Company	1,355	(835)	6,131	(1,374)
Income tax expense (benefit)	174	(150)	217	(113)
Adjusted EBITDA	$34,342	$(28,364)	$87,583	$(56,065)

Weighted average shares outstanding:
Basic	37,390	33,137	37,304	31,311
Diluted	37,400	33,137	37,331	31,311

Earnings per share
Basic	$0.39	$(1.19)	$0.72	$(2.51)
Diluted	$0.39	$(1.19)	$0.72	$(2.51)

Adjusted Net Income (Loss) per share
Basic	$0.64	$(1.16)	$1.41	$(2.52)
Diluted	$0.64	$(1.16)	$1.41	$(2.52)

Balance Sheet Data
(In thousands)

	September 30, 2015	December 31, 2014
Balance Sheet Data
Cash and cash equivalents	$101,841	$89,210
Working capital (1)	$15,044	$89,873
Debt, including current portion	$169,625	$136,610
Total stockholders' equity	$330,517	$292,159

(1)	Working capital is calculated as (i) total current assets, excluding cash and cash equivalents less (ii) total current liabilities, excluding current portion of long-term debt.

Operating Statistics

The following table summarizes certain operational data:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Refining and Distribution Segment
Total Crude Oil Throughput (Mbpd)	73.5	68.5	76.3	68.7
Source of Crude Oil:
North America	31.9%	28.2%	46.7%	47.9%
Latin America	5.3%	18.0%	9.8%	23.9%
Africa	2.2%	—%	10.3%	0.1%
Asia	60.6%	—%	30.4%	1.7%
Middle East	—%	53.8%	2.8%	26.4%
Total	100.0%	100.0%	100.0%	100.0%

Yield (% of total throughput)
Gasoline and gasoline blendstocks	25.3%	24.2%	25.9%	24.4%
Distillate	45.4%	42.5%	44.3%	39.4%
Fuel oils	21.1%	25.4%	22.1%	30.5%
Other products	4.4%	4.8%	4.6%	3.3%
Total yield	96.2%	96.9%	96.9%	97.6%

Refined product sales volume (Mbpd)
On-island sales volume	57.2	56.5	59.8	53.1
Exports sale volume	17.0	15.8	17.1	16.4
Total refined product sales volume	74.2	72.3	76.9	69.5

4-1-2-1 Mid Pacific Crack Spread (1)	$7.93	$7.46	$8.93	$6.80
Mid Pacific Crude Oil Differential (2)	$(0.56)	$(0.85)	$(1.43)	$(0.63)
Gross refining margin per bbl ($/throughput bbl) (3)	$10.72	$1.65	$8.80	$2.13
Production costs before DD&A expense per barrel ($/throughput bbl) (4)	$4.18	$5.47	$3.80	$4.69
Net operating margin per bbl ($/throughput bbl) (5)	$6.54	$(3.82)	$5.00	$(2.56)

Retail Segment
Retail sales volumes (thousands of gallons)	23,247	13,087	58,034	36,687
________________________________________________________

(1)
The profitability of our Hawaii business is heavily influenced by crack spreads in both the Singapore and West Coast markets. These markets reflect the closest, liquid market alternatives to source refined products for Hawaii. We believe the Singapore 4-1-2-1 crack spread (or four barrels of Brent crude converted into one barrel of gasoline, two barrels of distillate (gasoil and jet fuel), and one barrel of fuel oil) best reflects a market indicator for our operations. However, a portion of our sales reference the West Coast market. Calculated using a ratio of 80% Singapore and 20% San Francisco indexes.

(2)
Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude oil mix quality compared to Brent crude.

(3)
Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies within the industry may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less feedstocks, purchased refined products, refinery fuel burn, and transportation and distribution costs) by total refining throughput.

(4)
Management uses production costs before DD&A expense per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production cost before DD&A expense per barrel; different companies within the industry calculate it in different ways. We calculate production costs before DD&A expense per barrel by dividing all direct production costs by total refining throughput.

(5)	Calculated as gross refining margin less production costs before DD&A expense.
Non-GAAP Reconciliation

This press release includes certain financial measures that have been adjusted for items impacting comparability. The accompanying information provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, earnings per share, return on equity or any other GAAP measure of liquidity or financial performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Gross Margin
Refining and distribution	$72,463	$10,408	$183,437	$39,985
Retail	20,779	10,984	50,708	26,828
Commodity marketing and logistics	(2,892)	789	(1,147)	4,985
Natural gas and oil	—	1,667	2,185	5,083
Total gross margin	90,350	23,848	235,183	76,881
Operating expense, excluding depreciation, depletion, and amortization expense	38,047	42,729	102,798	109,897
Lease operating expense	1,575	1,204	4,614	3,963
Depreciation, depletion, and amortization	4,596	3,918	12,852	10,269
Impairment expense	9,639	—	9,639	—
Loss on sale of assets, net	—	624	—	624
General and administrative expense	9,939	8,115	31,878	18,782
Acquisition and integration costs	280	3,856	1,811	9,126
Total operating expenses	64,076	60,446	163,592	152,661
Operating income (loss)	$26,274	$(36,598)	$71,591	$(75,780)
Gross margin is defined as revenues less cost of revenues. We believe gross margin is an important measure of operating performance and provides useful information to investors because it eliminates the impact of volatile market prices on revenues and demonstrates the earnings potential of the business before other fixed and variable costs. In order to assess our operating performance, we compare our gross margin to industry gross margin benchmarks.
Gross margin should not be considered an alternative to operating income (loss), net cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Gross margin presented by other companies may not be comparable to our presentation since each company may define this term differently.

The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA	$34,342	$(28,364)	$87,583	$(56,065)
Income tax benefit (expense)	(174)	150	(217)	113
Equity earnings (losses) from Laramie Energy Company	(1,355)	835	(6,131)	1,374
Interest expense and financing costs, net	(4,387)	(7,076)	(15,769)	(13,980)
Depreciation, depletion and amortization	(4,596)	(3,918)	(12,852)	(10,269)
Adjusted Net Income (Loss)	23,830	(38,373)	52,614	(78,827)
Impairment expense	(9,639)	—	(9,639)	—
Change in value of contingent consideration	(4,255)	996	(18,679)	5,758
Change in value of common stock warrants	(1,023)	2,401	(2,732)	4,118
Loss on termination of financing agreements	—	—	(19,229)	—
Release of valuation allowance due to Mid Pac Acquisition	(295)	—	18,290	—
Acquisition and integration expense	(280)	(3,856)	(1,811)	(9,126)
Lower of cost or market adjustment	(2,628)	—	(493)	—
Unrealized loss on derivatives	(4,360)	—	(4,786)	—
Inventory valuation adjustment	13,390	—	13,390	—
Loss on sale of assets, net	—	(624)	$—	$(624)
Net income (loss)	$14,740	$(39,456)	$26,925	$(78,701)
Adjusted Net Income (Loss) is defined as net income (loss) excluding impairment expense, changes in the value of contingent consideration and common stock warrants, release of valuation allowance due to Mid Pac acquisition, any acquisition and integration expenses, lower of cost or market adjustments, unrealized (gains) losses on derivatives, inventory valuation adjustments, and loss on sale of assets, net. Adjusted EBITDA is Adjusted Net Income excluding interest, taxes, depreciation and amortization, equity (earnings) losses from Laramie Energy Company. We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures to assess:

•	The financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.